                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ETINUUM,INC
                   ----------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                                           84-1334615
-------------------------                        ----------------------
(State or other juris-                              (I.R.S. Employer
diction of incorporation                           Identification No.)
or organization)

               5619 DTC Parkway, 12th Floor, Englewood, CO 80111
       -----------------------------------------------------------------
            (Address of Principal Executive Offices)   (Zip Code)

                      2000 EMPLOYEE  STOCK PURCHASE PLAN
                           2000 STOCK INCENTIVE PLAN
                           -------------------------
                        1998 RESTATED STOCK OPTION PLAN
                  1997 AMENDED AND RESTATED STOCK OPTION PLAN
                 --------------------------------------------
                           (Full title of the plan)

                             Timothy C. O'Crowley
                                 ETINUUM, INC.
                         5619 DTC Parkway, 12th Floor
                              Englewood, CO 80111
                  ------------------------------------------
                    (Name and address of agent for service)

                                (303) 357-3000
                  ------------------------------------------
         (Telephone number, including area code of agent for service)

                                  Copies to:
                                  ---------
                           Laurie P. Glasscock, Esq.
                        Chrisman, Bynum & Johnson, P.C.
                             1900 Fifteenth Street
                              Boulder, CO  80302
                                (303) 546-1300

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------
                                           Proposed maximum      Proposed maximum
Title of securities to    Amount to be    offering price per    aggregate offering       Amount of
   be registered          registered(1)         share                 price           registration fee
------------------------------------------------------------------------------------------------------

 Options and                 2,407,013          $ 7.66 (2)        $18,437,720 (2)         $ 4,868
 underlying
 Common Stock,
 $.0001 par value,
 issued under the
 Amended and
 Restated 1997
 Stock Option Plan

 Options and                 1,560,645          $ 7.67 (2)        $11,970,147 (2)         $ 3,161
 underlying
 Common Stock,
 $.0001 par value,
 issued under the
 Restated 1998
 Stock Option Plan

 Common Stock,               2,750,000          $12.38 (3)        $34,045,000 (3)         $ 8,988
 $.0001 par value,
 available for
 issuance under the
 2000 Stock
 Incentive Plan

 Common Stock,               2,000,000          $12.38 (4)        $24,760,000 (4)         $ 6,537
 $.0001 par value, to
 be issued under the
 2000 Employee
 Stock Purchase
 Plan                                                           ______________          ______________
                                             Total:               $89,212,867             $23,554
                                                                ==============          ==============

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the weighted average exercise price per share covering authorized and outstanding options and underlying Common Stock under the Amended and Restated 1997 Stock Option Plan or the 1998 Restated Stock Option Plan, as the case may be.
(3) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of Common Stock on the Nasdaq National Market on March 27, 2000.
(4) Estimated in accordance with Rule 457(h) promulgated under the Securities Act, as amended, solely for the purpose of calculating the amount of the registration fee based on 85% of the average of the high and low price per share of Common Stock (the price at which Common Stock may be sold to employees pursuant to the terms of this Plan) on the Nasdaq National Market on March 27, 2000.

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

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Etinuum, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's prospectus filed on March 24, 2000 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) The description of the Common Stock which is contained in the Registrant's Registration Statement filed on Form 8-A with the Commission under the Securities Exchange Act of 1934, as amended (the Exchange Act") on March 21, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     The validity of the securities being registered by this Registration Statement is being passed upon for the Registrant by Chrisman, Bynum & Johnson, P.C., Boulder, Colorado. A limited liability company composed of stockholders of Chrisman, Bynum & Johnson, P.C. owns 16,611 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, and permits a corporation to grant, indemnity to current or former directors and executive officers, and others acting in similar capacities at the request of the company. This permitted indemnification may extend beyond the scope of that provided under Delaware law, including under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act.

     As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation permits indemnification of current and former directors and executive officers to the maximum extent allowed by applicable law. This limitation of liability does not apply to liabilities of the Registrant's directors arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that, to the full extent allowed by Delaware General Corporation Law, (i) the Registrant will indemnify its directors and officers, provided that any indemnified officer and director acted in good faith and in a manner which such officer and director reasonably believed to be in or not opposed to the Registrant's best interests, (ii) the Registrant may indemnify its other employees and agents, (iii) the Registrant will advance expenses, as incurred, to its directors and officers in connection with a legal proceeding, subject to certain very limited exceptions, and (iv) the Registrant may purchase and maintain insurance on behalf of any director or officer against any liability asserted against them in such capacity. The rights conferred in the Bylaws are not exclusive of indemnification provided by law, agreement or otherwise.

     As permitted by Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections. These agreements provide for indemnification against claims and liabilities arising as a result of their service as directors or officers of the Registrant and the advancement of expenses incurred by them in defending or litigating such claims. The Registrant believes that these agreements, and the indemnification provisions in its Amended and Restated Certificate of Incorporation and Bylaws, are sufficiently broad to permit indemnification against claims involving the negligence or gross negligence of, and violations of the Securities Act by, the covered directors and officers.

     The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.              Description of Exhibit
-----------              ----------------------

5.1                 Opinion of Chrisman, Bynum & Johnson, P.C.

23.1                Consent of Chrisman, Bynum & Johnson, P.C. (included in
                    Exhibit 5.1)

23.2                Consent of Arthur Andersen LLP

23.3                Consent of PricewaterhouseCoopers LLP

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 27, 2000.

                                         ETINUUM, INC.


                                         By: /s/ Timothy C. O'Crowley
                                            ----------------------------------
                                            Timothy C. O'Crowley, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                            TITLE                              DATE
          ---------                            -----                              ----
   /s/ Timothy C. O'Crowley    Chairman of the Board, President, Chief       March 27, 2000
---------------------------      Executive Officer and Director (Principal
     Timothy C. O'Crowley        Executive Officer)

   /s/ Steven Q. Hansen        Chief Financial Officer (Principal Financial  March 27, 2000
---------------------------      and Accounting Officer)
     Steven Q. Hansen


---------------------------    Director                                      March __, 2000
     Stephen S. Hyde


---------------------------    Director                                      March __, 2000
     Steven F. Piaker

   /s/ Harold W. Pote
---------------------------    Director                                      March 27, 2000
     Harold W. Pote

   /s/ Rick L. Weller
---------------------------    Director                                      March 27, 2000
     Rick L. Weller

   /s/ Eric R. Wilkinson
---------------------------    Director                                      March 27, 2000
     Eric R. Wilkinson